                               NAVARRE CORPORATION

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-80218, No. 33-86762, No. 333-31017 and No. 333-87143 as
amended) pertaining to the Navarre Corporation 1992 Stock Option Plan, and the Registration Statements (Form S-3 No. 333-58149) pertaining to the registration of Navarre Corporation common stock of our report dated April 25, 2003, with respect to the consolidated financial statements and the financial statement schedule included in the Annual Report (Form 10-K) of Navarre Corporation for the year ended March 31, 2003.




/s/ Ernst & Young
Ernst & Young


Minneapolis, Minnesota
June 27, 2003